Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated November 10, 2020, relating to the balance sheet of Marquee Raine Acquisition Corp. as of October 28, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 16, 2020 (inception) through October 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2020